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                                                                     EXHIBIT 4.9

                       AIRTECH INTERNATIONAL GROUP, INC.
                                12561 Perimeter
                              Dallas, Texas  75228
                                 (972) 960-9400

                                 June 22, 2001


AJW Partners, LLC
New Millennium Capital Partners II, LLC
c/o The N.I.R. Group, LLC
155 First Street, Suite B
Mineola, New York 11501

     Re:  Airtech International Group, Inc. (the "Company") -
          Amendment of Securities Purchase Agreement and
          12% Secured Convertible Debentures
          ---------------------------------------------------

Ladies and Gentlemen:

     This letter will set forth the agreement of the parties hereto to (i) amend the provision of that certain Securities Purchase Agreement dated as of March 30, 2001 (the "Agreement") by and among the Company and the investors listed in the signature page hereto (collectively, the "Investors") relating to the timing of the subsequent investment to be made by the Investors pursuant the Agreement and (ii) amend the provision of certain 12% Secured Convertible Debentures which are convertible into the Company's common stock, par value $.05 per share ("Common Stock"), issued by the Company to the Investors on March 30, 2001 and to be issued by the Company pursuant to the aforementioned subsequent investment, respectively (collectively, the "Debentures") relating to the waiver of certain limitations on ownership of the Company's Common Stock.

     By execution hereof, the parties agree that (i) Section 4(l) of the Agreement relating to the subsequent investment to be made by the Investors pursuant to the Agreement is hereby amended to delete the reference to "thirty
(30) business days" and replace such reference with "five (5) business days" and
(ii) Section 1.1 of the Debentures relating to, among other things, certain limitations on the Investors' right to convert the Debentures into shares of Common Stock, is hereby amended to extend the period of time required for the Investors to waive such limitations from thirty (30) days to sixty-one (61) days. All other provisions of the Agreement and the Debentures shall remain in full force and effect.
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     Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

                                    Sincerely,

                               AIRTECH INTERNATIONAL GROUP, INC.

                                /s/ C.J. Comu
                               ---------------------------------------
                               C.J. Comu, Chairman and Chief Executive
                               Officer


ACCEPTED AND AGREED:


AJW PARTNERS, LLC

By:  SMS GROUP, LLC, its Manager


By: /s/    Corey S. Ribotsky
   -----------------------------
     Corey S. Ribotsky
     Manager


NEW MILLENNIUM CAPITAL PARTNERS II, LLC

By:  FIRST STREET MANAGER II, LLC, its Manager


By:  /s/   Glenn A. Arbeitman
   -----------------------------
     Glenn A. Arbeitman
     Manager